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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-207934
Registration Statement No. 333-219622

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 25, 2015)

1,987,000 Shares

Veritex Holdings, Inc.

Common Stock

        We are offering shares of our common stock, par value $0.01 per share.

        Our common stock is listed on the NASDAQ Global Market, or NASDAQ, under the symbol "VBTX." The last reported sales price of our common stock on NASDAQ on July 31, 2017 was $26.65 per share.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible for reduced public company reporting requirements. Please see "Summary—Emerging Growth Company Status" in this prospectus supplement.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-20 of this prospectus supplement and on page 7 of the accompanying base prospectus.

	Per Share	Total(1)

Public offering price	$26.2500	$52,158,750.00

Underwriting discounts and commissions(2)	$1.3125	$2,607,937.50

Proceeds, before expenses, to us	$24.9375	$49,550,812.50

(1)
Assumes no exercise of the underwriters' option to purchase additional shares described below.

(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See "Underwriting" for details.

        We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 298,050 shares of common stock from us on the same terms and conditions set forth above.

        None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Texas Department of Banking or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not deposits, savings accounts or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        The underwriters expect to deliver the shares of common stock to purchasers against payment in New York, New York on or about August 7, 2017, subject to customary closing conditions.

Sole Bookrunner

Stephens Inc.

Co-Manager

Piper Jaffray

Prospectus Supplement dated August 2, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered and the risks of investing in this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the "prospectus," we are referring to this prospectus supplement and the accompanying base prospectus combined, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock. If the information about this offering of common stock varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. We and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

        We and the underwriters are not making an offer to sell our common stock in any jurisdiction where an offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for that person to make that offer or solicitation.

        None of Veritex Holdings, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

Trademarks, Service Marks and Trade Names

        We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, may also contain or incorporate by reference trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks, and trade names presented or incorporated by reference into this prospectus supplement and the accompanying base prospectus may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus and any other written or oral statements made by us from time to time may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, the words "plan," "endeavor," "will," "would," "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "forecast" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

  •
  risks related to the concentration of our business in Texas, and specifically within the Dallas metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas metropolitan area;

  •
  our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

  •
  our ability to consummate our proposed merger with Liberty Bancshares, Inc. ("Liberty");

  •
  risks related to the integration of any businesses we have acquired or expect to acquire, such as the integration of Sovereign Bancshares, Inc. ("Sovereign"), which we acquired on August 1, 2017, and our proposed merger with Liberty, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, risks associated with entering new markets, and possible failures in realizing the anticipated benefits from acquisitions;

  •
  our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

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  our ability to retain executive officers and key employees and their customer and community relationships;

  •
  risks associated with our limited operating history and the relatively unseasoned nature of a significant portion of our loan portfolio;

  •
  market conditions and economic trends nationally, regionally and particularly in the Dallas metropolitan area and Texas;

  •
  risks related to our strategic focus on lending to small to medium-sized businesses;

  •
  the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

  •
  risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

  •
  risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

  •
  potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

  •
  risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

  •
  our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

  •
  changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

  •
  potential fluctuations in the market value and liquidity of our investment securities;

  •
  the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

  •
  our ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;

  •
  risks associated with fraudulent and negligent acts by our customers, employees or vendors;

  •
  our ability to keep pace with technological change or difficulties when implementing new technologies;

  •
  risks associated with system failures or failures to prevent breaches of our network security;

  •
  risks associated with data processing system failures and errors;

  •
  our actual cost savings resulting from the acquisitions of Sovereign or Liberty are less than expected, we are unable to realize those cost savings as soon as expected or we incur additional or unexpected costs;

  •
  our revenues after the Sovereign or Liberty acquisitions are less than expected;

  •
  potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

  •
  the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

  •
  our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

  •
  the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act;

  •
  governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve;

  •
  our ability to comply with supervisory actions by federal and state banking agencies;

  •
  changes in the scope and cost of Federal Deposit Insurance Corporation, or the FDIC, insurance and other coverage; and

  •
  systemic risks associated with the soundness of other financial institutions.

        Other factors not identified above, including those described under the headings "Risk Factors" in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents incorporated by reference into this prospectus supplement, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

        All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus supplement, including the information set forth under "Risk Factors" and "Special Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement, together with the accompanying base prospectus, the information incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and the financial statements (and the notes thereto) contained therein, and any other documents to which we refer you, before making an investment decision.

        Unless we state otherwise or the context otherwise requires, as used in this prospectus supplement, the terms "Company," "Veritex," "we," "our," "us" and like terms refer collectively to Veritex Holdings, Inc. and our wholly-owned banking subsidiary, Veritex Community Bank, a Texas state chartered bank, the term "Veritex Bank" refers to Veritex Community Bank, the term "Sovereign" refers to Sovereign Bancshares, Inc., and the term "Liberty" refers to Liberty Bancshares, Inc.

        Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters' option to purchase additional shares from us is not exercised.

        Except as discussed under "—Recent Developments—Pending Merger with Liberty Bancshares, Inc.," "—Merger with Sovereign Bancshares, Inc.," "Selected Pro Forma Financial Data" and as expressly stated otherwise, the discussion of Veritex does not take into account the completion of our merger with Sovereign or our proposed merger with Liberty.

Our Company

        We are a Texas corporation and a bank holding company headquartered in Dallas, Texas. Through our wholly-owned subsidiary, Veritex Community Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Since our inception, we have targeted customers and focused our acquisitions primarily in the Dallas-Fort Worth metroplex. Following the completion of our merger with Sovereign on August 1, 2017 (the "Sovereign Merger"), we operate 20 branches and one mortgage office, 17 of which are located in the Dallas-Fort Worth metroplex, with two branches in the Austin, Texas metropolitan area and one branch in the Houston, Texas metropolitan area. As we continue to grow, we expect to expand our market presence to include the broader Dallas-Fort Worth metroplex, as well as other metropolitan markets within the State of Texas. As of June 30, 2017, on a pro forma basis after giving effect to the Sovereign Merger, we had total assets of $2.6 billion, total loans of $1.9 billion, and total stockholders' equity of $406.6 million.

        Our primary customers are small and medium-sized businesses and professionals. We believe that these businesses and professionals highly value the local decision-making and relationship-driven, quality service we provide and our deep, long-term understanding of Texas community banking. As a result of consolidation, we believe that there are few locally-based banks that are dedicated to providing this level of service to small and medium-sized businesses. Our management team's long-standing presence and experience in Texas gives us unique insight into our market and the needs of our customers. This enables us to respond quickly to customers, provide high quality personal service and develop comprehensive, long-term banking relationships by offering products and services tailored to meet the individual needs of our customers. This focus and approach enhances our ability to continue to grow organically, successfully recruit talented bankers and strategically source potential acquisitions within our target market.

Our History and Growth

        Since commencing operations in 2010, we have completed six whole-bank acquisitions. On August 1, 2017 we entered into a definitive agreement to merge with Liberty. Upon the completion of our proposed merger with Liberty, we expect to acquire Liberty's five branches in the Dallas-Fort Worth metroplex. See "—Recent Developments—Pending Merger with Liberty Bancshares, Inc." After giving effect to the Sovereign Merger completed on August 1, 2017, and our proposed merger with Liberty, as of June 30, 2017, we would have had 25 branches and one mortgage office, combined assets of $3.0 billion, combined loans of $2.2 billion and combined deposits of $2.4 billion.

        The following table summarizes our six acquisitions (dollars in millions), five of which have been completed and one of which has been recently announced:

Bank Acquired	Date Completed	Acquired Assets		Acquired Loans		Number of Branches
Professional Bank through Professional Capital, Inc.	September 2010	$182		$92		3
Fidelity Bank through Fidelity Resources Company	March 2011	$166		$108		3
Bank of Las Colinas	October 2011	$54		$40		1
Independent Bank of Texas through IBT Bancorp, Inc.	July 2015	$124		$89		2
Sovereign Bank through Sovereign Bancshares, Inc.	August 2017	$1,027	(1)	$793	(1)	9
Liberty Bank through Liberty Bancshares, Inc.	Pending	$459	(1)	$330	(1)	5

(1)
As of June 30, 2017.

        In addition to our prior acquisitions, we have established a record of steady and profitable growth since commencing operations in 2010, while preserving our credit culture. We have also grown organically by opening two branches and a mortgage office, introducing new lines of business including small business lending and correspondent banking, as well as through successful hiring of experienced bankers in our market area.

Our Growth Strategy

        We seek to enhance shareholder value through meaningful growth in our earnings per share and our market presence and scarcity value in major metropolitan markets in Texas. Our growth strategy is comprised of the following components:

  •
  Organic Growth. Our organic growth strategy focuses on more deeply penetrating our markets through our community-focused, relationship-driven approach to banking. We believe that our current market areas provide abundant opportunities to continue to grow our customer base, increase loans and deposits and expand our overall market share. Our team of seasoned bankers has been an important driver of our organic growth by further developing banking relationships with current and potential customers, many of which span more than 20 years. Our market presidents and relationship managers are motivated to increase the size of their loan and deposit portfolios and generate fee income while maintaining strong credit quality. We expect to have continued success adding to our team of experienced bankers in order to grow our market presence. Preserving sound credit underwriting standards as we grow our loan portfolio will continue to be the foundation of our organic growth strategy.

  •
  Acquisitions.  We intend to continue to grow through acquisitions. We believe that there are many banking organizations in our market area that face significant scale and operational challenges, regulatory pressure, management succession issues and shareholder liquidity needs, which we believe will present attractive acquisition opportunities for us in the future. We believe we have developed an experienced and disciplined acquisition and integration approach capable of identifying candidates, conducting thorough due diligence, determining financial attractiveness and integrating the acquired institution. Utilizing the prior experience of our management team at larger financial institutions, we believe that we have built a corporate infrastructure capable of supporting additional acquisitions and continued organic growth. We believe our acquisition experience and our reputation as a successful acquirer position us to capitalize on additional opportunities in the future.

Our Market Area

        We currently operate in the Dallas-Fort Worth metroplex and other Texas markets, including the metropolitan areas of Austin and Houston, Texas. This area's economy is fueled by the real estate, technology, financial services, insurance, transportation, manufacturing, health care and energy sectors. This market area is among the most vibrant in the United States with a rapidly growing population, a high level of job growth, an affordable cost of living and a pro-growth business climate. Due to the Sovereign Merger, we expect our market area will expand meaningfully within the broader Dallas-Fort Worth metroplex and develop a presence in other Texas markets, including the metropolitan areas of Austin and Houston. Upon completion of our proposed merger with Liberty, we expect that our market presence in Fort Worth will be meaningfully expanded, giving us scale and personnel to grow. We believe these metropolitan areas within Texas represent the primary markets for both our near-and long-term growth.

Recent Developments

Pending Merger with Liberty Bancshares, Inc.

        On August 1, 2017, we entered into an Agreement and Plan of Reorganization (the "Liberty Merger Agreement") with Freedom Merger Sub, Inc. ("Merger Sub"), our wholly-owned subsidiary, and Liberty Bancshares, Inc. ("Liberty"), the parent holding company of Liberty Bank. The Liberty Merger Agreement provides that (i) Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving corporation and a wholly-owned subsidiary of Veritex, and (ii) immediately thereafter, Liberty will merge with and into Veritex, with Veritex being the surviving corporation (the "Liberty Merger").

        The aggregate merger consideration will consist of $25,000,000 in cash and 1,450,000 shares of our common stock. The Liberty Merger Agreement provides that the cash portion of the merger consideration is subject to downward adjustment on a dollar-for-dollar basis to the extent that Liberty's minimum tangible equity capital, as calculated pursuant to the Liberty Merger Agreement, is less than $32,750,000 as of the measurement date specified therein. The number of shares of common stock to be issued by us is also subject to adjustment based on the volume weighted average price ("VWAP") of our common stock as of the measurement date specified in the Liberty Merger Agreement to the extent that the VWAP of our common stock is less than $24.83 or greater than $30.35. If the VWAP of our common stock is between $30.35 and $33.11, then the number of shares issued will decrease and be equal to $44,006,050 divided by the VWAP. If the VWAP of our common stock is greater than $33.11, then the number of shares to be issued shall be fixed at 1,329,167. If the VWAP of our common stock is between $22.07 and $24.83, then we, at our election, shall either increase the number of its shares of its common stock to be issued in excess of 1,450,000 shares and/or increase the amount of cash in excess of $25,000,000 such that when valuing aggregate merger consideration under the terms of Liberty Merger Agreement, the merger consideration is valued at an amount equal to $61,004,950.

        The Liberty Merger Agreement contains customary representations and warranties and covenants by Veritex and Liberty, certain termination rights for both Veritex and Liberty and a termination fee of $2,000,000, which will be payable by either Veritex or Liberty, as applicable, in the event of termination of the Liberty Merger Agreement under certain circumstances. The Liberty Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by the shareholders of Liberty.

        Liberty, through its wholly-owned subsidiary Liberty Bank founded in 1985, is a full-service community bank focused on meeting the needs of local businesses, their owners, and their employees. Liberty provides a full array of banking products and services to customers through Liberty's five branches in the Dallas-Fort Worth metropolitan area. As of June 30, 2017, Liberty reported total assets of $459.3 million, total loans of $330.2 million, total deposits of $389.4 million and total stockholders' equity of $48.1 million.

        There can be no assurance that the Liberty Merger will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Liberty Merger will be realized. In addition, this offering is not conditioned on, and is expected to be consummated before, the closing of the Liberty Merger. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Liberty Merger.

Merger with Sovereign Bancshares, Inc.

        On December 14, 2016, we entered into a definitive agreement (the "Sovereign Merger Agreement") to merge with Dallas-based Sovereign and its wholly-owned subsidiary Sovereign Bank. As of June 30, 2017, Sovereign reported, on a consolidated basis, total assets of $1.0 billion, total loans of $789.9 million, total deposits of $813.0 million and total stockholders' equity of $122.5 million, including $24.5 million of Sovereign's Senior Non-Cumulative Perpetual Preferred Stock Series C, no par value ("Sovereign SBLF Preferred Stock"). Upon the completion of the Sovereign Merger on August 1, 2017, we acquired Sovereign's six branches in the Dallas-Forth Worth metroplex, two branches in the Austin, Texas metropolitan area and one branch in the Houston, Texas metropolitan area. Under the terms of the Sovereign Merger Agreement, we issued 5,117,647 shares of common stock and paid approximately $56.2 million in cash to the existing shareholders of Sovereign. Additionally, in connection with the Sovereign Merger, two representatives of Sovereign's board of directors, T.J. Falgout, III and Thomas J. Mastor, joined our board of directors.

        Pro forma information giving effect to the closing of the Sovereign Merger and historical financial statements of Sovereign may be found in our current report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on August 1, 2017.

Corporate Information

        Our principal executive offices are located at 8214 Westchester Drive, Suite 400, Dallas, Texas, 75225, and our telephone number is (972) 349-6200. Our website address is www.veritexbank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The information on, or otherwise accessible through, our website or Sovereign's website is not incorporated by reference herein and does not constitute a part of this supplement or the accompanying base prospectus.

Emerging Growth Company Status

        We are an "emerging growth company" as defined in the JOBS Act. For as long as we are an emerging growth company, we, unlike other public companies that do not qualify for emerging growth company status under the JOBS Act, are not required to:

  •
  provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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  comply with any new requirements proposed by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

  •
  provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on executive compensation as required by the Dodd-Frank Act; or

  •
  obtain shareholder approval of any golden parachute payments not previously approved.

        We will cease to be an "emerging growth company" upon the earliest of:

  •
  the last day of the fiscal year in which we have $1.07 billion or more in annual revenues;

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  the date on which we become a "large accelerated filer" (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);

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  the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

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  December 31, 2019, the last day of the fiscal year following the fifth anniversary of our initial public offering.

        In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, but we have irrevocably opted out of the extended transition period, and as a result, we have and will continue to adopt new or revised accounting standards on the relevant dates in which adoption of such standards is required for other public companies.

 THE OFFERING

Issuer	Veritex Holdings, Inc.
Shares of common stock offered by us	1,987,000 shares (or 2,285,050 shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock to be outstanding after the offering	22,338,998 shares (or 22,637,048 shares if the underwriters exercise in full their option to purchase additional shares).(1)
Public offering price per share	$26.25
Use of proceeds

We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Liberty Merger and for other general corporate purposes to support our continued growth, including investments in our bank subsidiary and future strategic acquisitions. This offering is not conditioned on, and is expected to be consummated before, the closing of the Liberty Merger.

Risk factors

You should carefully read and consider the information set forth under the heading "Risk Factors" beginning on page S-20 in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

Listing and trading symbol	Our common stock is listed on the NASDAQ Global Market under the symbol "VBTX."

(1)
The number of shares of common stock to be outstanding immediately following this offering is based on 20,351,998 shares of common stock outstanding as of August 1, 2017 and includes 5,117,647 shares of our common stock issued on the Sovereign Merger on August 1, 2017 and excludes:
  •
  499,297 shares of common stock issuable upon the exercise of outstanding time-based options at a weighted average exercise price of $13.59 per share (353,704 shares of which were exercisable), as of August 1, 2017;

  •
  167,900 shares of common stock underlying outstanding restricted stock units that were not fully vested as of August 1, 2017;

  •
  25,000 shares of our common stock issuable upon exercise of warrants at an exercise price of $11.00 per share as of August 1, 2017; and

  •
  1,450,000 shares of our common stock that we expect to issue to Liberty's shareholders as a portion of the consideration for the Liberty Merger subject to adjustment in accordance with the terms of the Liberty Merger Agreement.

        We, each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. Ned N. Fleming, III is a member of our board of directors and serves as the Managing Partner of SunTx Capital Partners, which together with its affiliates has shared power to vote and dispose of the shares of our common stock held by SunTx Veritex Holdings, L.P. ("SunTx"). The underwriters have expressly permitted SunTx and SunTx's affiliates to adopt and implement during the Lock-up Period a trading plan to sell or dispose of our common stock pursuant to Rule 10b5-1 of the Exchange Act. See "Underwriting—Lock-Up Agreements" in this prospectus supplement.

SELECTED PRO FORMA FINANCIAL DATA

        The following table presents selected financial information for Veritex on an unaudited pro forma combined consolidated basis as of and for the six months ended June 30, 2017, reflecting the merger of Sovereign with and into Veritex, which was completed on August 1, 2017. The full unaudited pro forma combined consolidated balance sheet as of June 30, 2017, and the unaudited pro forma combined consolidated statements of income for the six months ended June 30, 2017, and the year ended December 31, 2016, including certain assumptions and adjustments described in the notes thereto, giving effect to the closing of the Sovereign Merger, may be found in our current report on Form 8-K filed with the SEC on August 1, 2017, which should be read in conjunction with this table and such Form 8-K is incorporated by reference in this prospectus supplement. The unaudited pro forma combined consolidated financial information is set forth as if the Sovereign Merger had occurred as of June 30, 2017, with respect to financial condition data and as of January 1, 2016, with respect to operations data, and includes 5,117,647 shares of Veritex common stock and approximately $56.2 million in cash paid as consideration to the holders of shares of common stock of Sovereign in the merger, and 24,500 shares of Veritex's Senior Non-Cumulative Perpetual Preferred Stock, Series D ("Series D Preferred Stock") issued in exchange for an equal number of shares of Sovereign's Non-Cumulative Perpetual Preferred Stock, Series C.

        You should not rely on the unaudited pro forma combined consolidated amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of Veritex on a combined basis. The pro forma information presents the financial characteristics of Veritex on an unaudited pro forma combined consolidated basis under one set of assumptions, but does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the transactions and, accordingly, does not attempt to predict or suggest future results.

As of June 30, 2017
(in thousands)
Selected Unaudited Pro Forma Combined Consolidated Balance Sheet Information
Assets
Cash and cash equivalents	$140,769
Investment securities	303,906
Loans held for sale	4,118
Loans, net	1,880,401
Non-marketable equity securities	12,371
Intangible assets, net	8,384
Goodwill	134,872
Total assets	2,572,394
Liabilities and Stockholders' Equity
Total deposits	2,024,059
Advances from Federal Home Loan Bank	118,235
Junior subordinated debentures	11,702
Subordinated notes	4,946
Total liabilities	2,165,791
Total stockholders' equity	406,603

For The Six Months Ended June 30, 2017
(in thousands, except per share data)
Selected Unaudited Pro Forma Combined Consolidated Statement of Income Information
Total interest income	50,216
Total interest expense	7,146
Net interest income	43,070
Total noninterest income	4,042
Total noninterest expense	28,113
Net income from operations	17,160
Net income	11,677
Basic earnings per share	$0.52
Diluted earnings per share	$0.51

 VERITEX'S SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our summary historical consolidated financial and other data for the periods and as of the dates presented.

        The summary historical financial data as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 was derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 was derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement, and the unaudited consolidated financial data as of June 30, 2016 is derived from our unaudited condensed consolidated financial statements not included or incorporated by reference in this prospectus supplement and accompanying prospectus, each of which have been prepared on a basis consistent with our audited consolidated financial statements. The summary historical financial data for the year ended December 31, 2014 was derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement and accompanying prospectus. In the opinion of management, such unaudited consolidated financial data as of and for the six months ended June 30, 2017 and 2016 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. However, operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year. The table does not take into account the completion of our merger with Sovereign. Pro forma information giving effect to the closing of the Sovereign Merger and historical financial statements of Sovereign may be found in our Current Report on Form 8-K filed with the SEC on August 1, 2017.

        The following table should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, each of which is incorporated herein by reference. The table should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017.

 VERITEX HOLDINGS, INC. AND SUBSIDIARY
Summary Consolidated Financial Highlights
(In thousands, except share and per share data)

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2017	2016	2016	2015	2014
Selected Period-end Balance Sheet Data:
Total assets(1)	$1,508,589	$1,215,451	$1,408,507	$1,039,551	$802,231
Cash and cash equivalents	173,146	127,244	234,791	71,551	93,251
Investment securities	134,708	83,677	102,559	75,813	45,127
Total loans	1,122,468	928,000	991,897	820,567	603,310
Allowance for loan losses	9,740	7,910	8,524	6,772	5,981
Goodwill	26,865	26,865	26,865	26,865	19,148
Intangibles	2,171	2,264	2,181	2,410	1,261
Noninterest-bearing deposits	337,057	354,570	327,614	301,367	251,124
Interest-bearing deposits	874,050	673,159	792,016	567,043	387,619
Total deposits	1,211,107	1,027,729	1,119,630	868,410	638,743
Advances from FHLB	38,235	38,375	38,306	28,444	40,000
Other borrowings(1)	8,039	8,031	8,035	8,027	8,019
Total stockholders' equity	247,602	138,850	239,088	132,046	113,312
Selected Income Statement Data:
Net interest income	$23,629	$19,919	$40,955	$31,459	$25,340
Provision for loan losses	1,833	1,372	2,050	868	1,423
Net interest income after provision for loan losses	21,796	18,547	38,905	30,591	23,917
Noninterest income	3,301	2,785	6,503	3,704	2,496
Noninterest expense	15,232	12,277	26,390	21,388	18,503
Income before income tax	9,865	9,055	19,018	12,907	7,910
Income tax expense	3,152	3,069	6,467	4,117	2,705
Net income	6,713	5,986	12,551	8,790	5,205
Preferred dividends	—	—	—	98,000	80,000
Net income available to common stockholders	$6,713	$5,986	$12,551	$8,692	$5,125
Share Data:
Basic earnings per common share	$0.44	$0.56	$1.16	$0.86	$0.73
Diluted earnings per common share	0.43	0.55	1.13	0.84	0.72
Book value per common share	16.25	12.94	15.73	12.33	11.12
Tangible book value per common share(2)	14.35	10.23	13.82	9.59	8.96
Basic weighted average common shares outstanding	15,205,363	10,695,083	10,849,331	10,061,015	6,991,585
Diluted weighted average common shares outstanding	15,632,972	10,978,284	11,058,118	10,332,158	7,152,328
Performance Ratios:
Return on average assets	0.90%	1.08%	1.06%	0.98%	0.75%
Return on average equity	5.55	8.84	8.80	6.94	6.28
Net interest margin	3.37	3.89	3.72	3.80	3.78
Efficiency ratio	56.56	54.07	55.61	60.83	66.47
Loans to deposits ratio	92.68	90.30	88.59	94.50	94.45
Noninterest expense to average assets	2.04	2.22	2.22	2.38	2.71
Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.13%	0.59%	0.17%	0.11%	0.07%
Nonperforming loans to total loans	0.14	0.72	0.18	0.08	0.07

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2017	2016	2016	2015	2014
Allowance for loan losses to total loans	0.87	0.85	0.86	0.83	0.99
Net charge-offs (recoveries) to average loans outstanding	0.06	0.03	0.03	0.01	0.08
Capital Ratios:
Total stockholders' equity to total assets	16.41%	11.42%	16.97%	12.70%	14.12%
Tangible common equity to tangible assets(2)	14.77	9.25	15.23	10.17	10.86
Tier 1 capital to average assets	15.09	10.21	16.82	10.75	12.66
Tier 1 capital to risk-weighted assets	17.75	11.88	20.72	12.85	15.45
Common equity tier 1 (to risk-weighted assets)	17.50	11.56	20.42	12.48	n/a
Total capital to risk-weighted assets	18.92	13.23	22.02	14.25	17.21

(1)
The Company presented debt issuance costs as a reduction of the subordinated notes for the adoption of ASU 2015-03 in its Annual Report on Form 10-K filed for the year ended December 31, 2016. For comparability between periods in the table above, the Company reclassified the debt issuance costs from other assets in the balance sheet as a reduction of the subordinated notes of $46 and $55 for the six months ended June 30, 2016 and year ended December 31, 2014.

(2)
This is a non-GAAP financial measure. See our reconciliation in the "Veritex Non-GAAP Financial Measures" note below.

Veritex Non-GAAP Financial Measures

        Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed herein as being non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.

        The non-GAAP financial measures that we discuss herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

        Tangible Book Value Per Common Share.    Tangible book value per common share is a non-GAAP measure. We calculate (1) tangible common equity as stockholders' equity less preferred stock, goodwill and core deposit intangible and other intangible assets, net of accumulated amortization, and (2) tangible book value per common share as tangible common equity divided by shares of common stock outstanding. The most directly comparable GAAP financial measure for tangible book value per common share is book value per common share.

        We believe that this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

        The following table reconciles, as of the dates set forth above, total stockholders' equity to tangible common equity and presents our tangible book value per common share compared to our book value per common share:

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands, except share data)
Tangible Common Equity
Total stockholders' equity	$247,602	$138,850	$239,088	$132,046	$113,312
Adjustments:
Preferred stock	—	—	—	—	(8,000)

Common shareholder book value	247,602	138,850	239,088	132,046	105,312
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)

Total tangible common equity	$218,566	$109,721	$210,042	$102,771	$84,903

Common shares outstanding(1)	15,233,010	10,727,863	15,195,328	10,712,472	9,470,832
Book value per common share	$16.25	$12.94	$15.73	$12.33	$11.12
Tangible book value per common share	$14.35	$10.23	$13.82	$9.59	$8.96

(1)
Excludes the dilutive effect, if any, of 499,000, 449,000, 454,000, 378,000, and 326,000 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2017, June 30, 2016, December 31, 2016, December 31, 2015, and December 31, 2014, respectively, and 170,000, 172,000, 147,000, 136,000, and 145,000 shares of common stock issuable upon vesting of outstanding restricted stock units as of June 30, 2017, June 30, 2016, December 31, 2016, December 31, 2015, and December 31, 2014, respectively.

        The following table reconciles, as of the dates set forth below, total stockholders' equity to tangible common equity and total assets to tangible assets:

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$247,602	$138,850	$239,088	$132,046	$113,312
Adjustments:
Preferred Stock	—	—	—	—	(8,000)
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)

Total tangible common equity	$218,566	$109,721	$210,042	$102,771	$84,903

Tangible Assets
Total assets	$1,508,589	$1,215,451	$1,408,507	$1,039,551	$802,231
Adjustments:
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)

Total tangible assets	$1,479,553	$1,186,322	$1,379,461	$1,010,276	$781,822

Tangible Common Equity to Tangible Assets	14.77%	9.25%	15.23%	10.17%	10.86%

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under "Special Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under "Risk Factors" in the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016, before making an investment decision. If any of such risks and uncertainties actually occur, our business, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Liberty Merger

         Even if this offering is completed, the Liberty Merger may not be consummated, which could have an adverse impact on the value of our common stock or leave us with excess capital that cannot be profitably deployed.

        We expect the Liberty Merger to close during the fourth quarter of 2017 or first quarter of 2018, but the acquisition is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Liberty Merger will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:

  •
  the continued accuracy of the representations and warranties made by the parties in the Liberty Merger Agreement;

  •
  the performance by each party of its respective obligations under the Liberty Merger Agreement;

  •
  the receipt of required regulatory approvals, including the approval of the Federal Reserve and the approval of the Texas Department of Banking;

  •
  the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the Liberty Merger;

  •
  the absence of any material adverse change in the financial condition, business or results of operations of Liberty and Liberty Bank;

  •
  the effectiveness of the registration statement covering the shares of our common stock that are expected to be issued to Liberty shareholders as a portion of the consideration for the Liberty Merger; and

  •
  the approval by Liberty's shareholders of the merger agreement and the Liberty Merger Agreement.

        As a result of the aforementioned conditions, the Liberty Merger may not close as scheduled, or at all. In addition, either Veritex or Liberty may terminate the Liberty Merger Agreement under certain circumstances. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Liberty Merger. Accordingly, if you decide to purchase shares of our common stock in this offering, you should be willing to do so whether or not we complete the Liberty Merger. If we do not complete the Liberty Merger, we intend to use the net proceeds from this offering for organic growth and other potential future acquisitions, for potential repurchases of our common stock or for general corporate purposes. There is no assurance that we will be able to profitably deploy the proceeds from this offering if the Liberty Merger is not consummated. Failure to complete the Liberty Merger or any delays in completing the Liberty Merger could have an adverse impact on our future business, operations and results of operations and could negatively impact the price of our common stock.

         Regulatory approvals may not be received, may take longer than expected or may impose conditions that we do not anticipate or cannot be met.

        Before the Liberty Merger may be completed, various approvals or waivers must be obtained from U.S. federal and state bank regulatory authorities, including the Federal Reserve and the Texas Department of Banking. These regulators may impose conditions on the completion of, or require changes to the terms of, the Liberty Merger. Such conditions or changes and the process of obtaining regulatory approvals or waivers could have the effect of delaying completion of the Liberty Merger or of imposing additional costs or limitations on us following the completion of the Liberty Merger. These regulatory approvals or waivers may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the Liberty Merger that are burdensome, not anticipated or cannot be met. If the completion of the Liberty Merger is delayed, including by a delay in receipt of necessary governmental approvals or waivers, the business, financial condition and results of operations of Veritex and Liberty may also be materially adversely affected.

         We may be unsuccessful in integrating the operations of the businesses we have acquired or expect to acquire in the future, including Liberty.

        From time to time, we evaluate and acquire businesses that we believe complement our existing business. The acquisition component of our growth strategy depends on the successful integration of these acquisitions. We face numerous risks and challenges to the successful integration of acquired businesses, including the following:

  •
  the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into our existing business;

  •
  limitations on our ability to realize the expected cost savings and synergies from an acquisition;

  •
  challenges related to integrating acquired operations, including our ability to retain key employees and maintain relationships with significant customers and depositors;

  •
  challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and

  •
  discovery of previously unknown liabilities following an acquisition associated with the acquired business.

        If we are unable to successfully integrate the businesses we acquire, our business, financial condition and results of operations may be materially adversely affected.

         The Liberty Merger could result in unexpected disruptions to the combined business.

        In response to the announcement of the Liberty Merger, Liberty's customers may cease or reduce their business with Liberty, which could negatively affect our combined business operations. Similarly, current or prospective employees of us or of Liberty may experience uncertainty about their future roles with the combined entity. This may adversely affect our ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of our respective management teams away from day-to-day operations during the negotiation and pendency of the Liberty Merger could have an adverse effect on the financial condition and operating results of either us or Liberty.

         We may fail to realize some or all of the anticipated benefits of the Liberty Merger.

        Among the factors considered by the boards of directors of Veritex and Liberty in connection with their respective approvals of the merger agreement were the benefits that could result from the Liberty Merger Agreement. We cannot give any assurance that these benefits will be realized within the time periods contemplated or even that they will be realized at all. The success of the Liberty Merger will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining our business with Liberty's business. However, to realize these anticipated benefits and cost savings, we must successfully combine both businesses. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the Liberty Merger may not be realized fully, or at all, or may take longer to realize than we expect.

         We will incur significant transaction and merger-related integration costs in connection with the Liberty Merger.

        We expect to incur significant costs associated with completing the Liberty Merger and integrating Liberty's operations into our operations, and are continuing to assess the impact of these costs. Although we believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of Liberty's business with our business, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

         The Liberty Merger may be completed on different terms from those contained in the Liberty Merger Agreement.

        Prior to the completion of the Liberty Merger, we and Liberty may, by mutual agreement, amend or alter the terms of the Liberty Merger Agreement, including with respect to, among other things, the consideration payable by us to Liberty's shareholders or any covenants or agreements with respect to the parties' respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to us.

         We may not be able to implement aspects of our growth strategy or new bank office facilities, and other facilities may not be profitable.

        Our growth strategy contemplates the future expansion of our business and operations both organically and through acquisitions, such as through the establishment or acquisition of banks and banking offices in the Dallas-Fort Worth metroplex and the Houston and Austin metropolitan areas. Implementing these aspects of our growth strategy depends, in part, on our ability to successfully identify acquisition opportunities and strategic partners that will complement our operating philosophy and to successfully integrate their operations with ours, as well as to generate loans and deposits within acceptable risk and expense tolerances. To successfully acquire or establish banks or banking offices, we must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, we may not be able to identify suitable opportunities for further growth and expansion or, if we do, we may not be able to successfully integrate these new operations into our business.

        As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay.

        We can offer no assurance that we will have opportunities to acquire other financial institutions, or that we will complete the Liberty Merger, or acquire or establish any new branches or mortgage offices, or that we will be able to negotiate, finance and complete any opportunities available to us.

        Additionally, we may not be able to organically expand into new markets that are profitable for our franchise. The costs to start up new bank branches and loan production offices in new markets and the additional costs to operate these facilities would increase our non-interest expense and may decrease our earnings. It may be difficult to adequately and profitably manage our growth through the establishment of bank branches and loan production offices in these new markets. In addition, we can provide no assurance that our expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If we are not able to do so, our earnings and stock price may be negatively impacted.

         The success of our growth strategy depends on our ability to identify and retain individuals with experience and relationships in the markets in which we intend to expand.

        Our growth strategy contemplates that we will expand our business and operations to other markets, including Houston, Austin, and Fort Worth. We intend to primarily target market areas that we believe possess attractive demographic, economic or competitive characteristics. To successfully expand into new markets, we must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which we may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if we identify individuals that we believe could assist us in establishing a presence in a new market, we may be unable to recruit these individuals away from other banks or may be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out our strategy is often lengthy. Our inability to identify, recruit and retain talented personnel to manage new offices effectively would limit our growth and could materially adversely affect our business, financial condition, results of operations and stock price.

         We may have exposure to tax liabilities that are larger than we anticipate.

        The tax laws applicable to our business activities, including the laws of the United States, Texas and other jurisdictions, are subject to interpretation and may change over time. From time to time, legislative initiatives, such as proposals for fundamental federal tax reform and corporate tax rate changes, which may impact our effective tax rate and could adversely affect our tax positions or liabilities, may be enacted. The taxing authorities in the jurisdictions in which we operate may challenge our tax positions, or those of Liberty, or previously acquired companies, which could increase our effective tax rate and harm our financial position and results of operations. In addition, our future income taxes could be adversely affected by changes in tax laws, regulations or accounting principles.

        We are subject to audit and review by U.S. federal and state tax authorities. Any adverse outcome of such a review or audit could have a negative effect on our financial position and results of operations. In addition, the determination of our provision for income taxes and other liabilities requires significant judgment by our management. Although we believe that our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and could have a material adverse effect on our financial results in the period or periods for which such determination is made.

         Liberty is highly dependent on its key personnel and customer relationships.

        Liberty's operating results are highly dependent on, among other factors, the services, managerial abilities, performance and customer relationships with its current executive officers and other key personnel. Liberty has an experienced management team that we believe is capable of managing and growing the combined business post-Liberty Merger. Losses of or changes in Liberty's current executive officers or other key personnel and their responsibilities may disrupt our business and could adversely affect our financial condition, results of operations and liquidity. Additionally, Liberty's current executive officers and other key personnel are subject to employment agreements that will be terminated in connection with consummation of the Liberty Merger and it is not anticipated that they will sign new employment agreements thereafter. There can be no assurance that we will be successful in retaining Liberty's current executive officers or other key personnel.

Risks Related to the Sovereign Merger

         We may be unable to successfully integrate Sovereign's operations and may not realize the anticipated benefits of acquiring Sovereign.

        We entered into the Sovereign Merger Agreement with the expectation that we would be able to successfully integrate Sovereign's operations and that the Sovereign Merger would result in various benefits, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies. We cannot give any assurance that these benefits will be realized within the time periods contemplated or even that they will be realized at all. Achieving the anticipated benefits of the Sovereign Merger is subject to a number of uncertainties, and involve a number of risks, any of which could adversely affect our business, including:

  •
  difficulties in integrating Sovereign's operations, technologies, products, existing contracts, accounting processes and personnel and realizing the anticipated synergies of the combined businesses;

  •
  difficulties in supporting and transitioning Sovereign's customers;

  •
  diversion of financial and management resources from existing operations;

  •
  potential loss of key employees, customers and strategic alliances from either Sovereign's or our current business;

  •
  assumption of unanticipated problems or latent liabilities; and

  •
  inability to generate sufficient revenue to offset acquisition costs.

         Our historical and pro forma combined condensed consolidated financial information may not be representative of our results as a combined company.

        The pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement is constructed from the consolidated historical financial statements of Veritex and Sovereign, and does not purport to be indicative of the future results of operations of the combined companies. Therefore, our pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement may not be representative of our results as a combined company. The pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement is also based in part on certain assumptions regarding the Sovereign Merger and the transactions relating thereto that we believe are reasonable. We cannot assure you, however, that our assumptions will prove to be accurate. Accordingly, the historical and pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement may not be indicative of what our results of operations and financial condition would have been had we been a consolidated entity during the periods presented, or what our results of operations and financial conditions will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

Risks Related to This Offering and Our Common Stock

         The market price of our common stock may fluctuate significantly.

        The market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:

  •
  our quarterly or annual earnings, or those of other companies in our industry;

  •
  actual or anticipated fluctuations in our operating results;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  the public reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  announcements by us or our competitors of significant acquisitions, such as the Liberty Merger, dispositions, innovations or new programs and services;

  •
  changes in financial estimates and recommendations by securities analysts that cover our common stock or the failure of securities analysts to cover our common stock;

  •
  changes in earnings estimates by securities analysts or our ability to meet those estimates;

  •
  the operating and stock price performance of other comparable companies;

  •
  general economic conditions and overall market fluctuations;

  •
  the trading volume of our common stock;

  •
  changes in business, legal or regulatory conditions, or other developments affecting participants in our industry, and publicity regarding our business or any of our significant customers or competitors;

  •
  changes in governmental monetary policies, including the policies of the Federal Reserve;

  •
  future sales of our common stock by us or our directors, executive officers or significant shareholders; and

  •
  changes in economic conditions in and political conditions affecting our target markets.

        In particular, the realization of any of the risks described in this "Risk Factors" section or under the heading "Risk Factors" in the base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long-term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

         If securities or industry analysts change their recommendations regarding our common stock or if our operating results do not meet their expectations, the price of our common stock could decline.

        The trading market for our common stock could be influenced by the research and reports that industry or securities analysts may publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline. Moreover, if one or more of the analysts who cover us downgrade our common stock or if our operating results do not meet their expectations, either absolutely or relative to our competitors, the price of our common stock could decline significantly.

         Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

        Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

        Our certificate of formation authorizes us to issue up to 75,000,000 shares of common stock and 22,338,998 shares will be outstanding immediately after the completion of this offering (or 22,637,048 shares if the underwriters exercise in full their option to purchase additional shares). In addition, we anticipate that we will issue approximately 1,450,000 shares of our common stock in the Liberty Merger. Holders of approximately 10.32% of the shares of our common stock outstanding prior to this offering, including each of our executive officers and directors have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, subject to certain limited exceptions (the "Lock-Up Period"). Following the expiration of the Lock-up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any remaining holding period requirements and, if applicable, volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to the such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements, and as substantially all of such shares have been held by our non-affiliates for at least one year, they may be freely resold by such persons. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. Ned N. Fleming, III is a member of our board of directors and serves as the Managing Partner of SunTx Capital Partners, which together with its affiliates has shared power to vote and dispose of the shares of our common stock held by SunTx. Notwithstanding the foregoing restrictions, the underwriters have expressly permitted SunTx and SunTx's affiliates to adopt and implement during the Lock-up Period a trading plan to sell or dispose of our common stock pursuant to Rule 10b5-1 of the Exchange Act. See "Underwriting—Lock-Up Agreements" in this prospectus supplement.

        We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

        We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of our securities.

         We issued preferred stock in connection with the Sovereign Merger and may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise materially adversely affect holders of our common stock, which could depress the price of our common stock.

        Our certificate of formation authorizes us to issue up to 10,000,000 shares of one or more series of preferred stock. Under the terms of the Sovereign Merger Agreement, each of Sovereign's 24,500 shares of Sovereign SBLF Preferred Stock issued and outstanding immediately prior to the effective time was converted into one share of Senior Non-Cumulative Perpetual Series D Preferred Stock of Veritex ("Series D Preferred Stock"). Each share of Series D Preferred Stock entitles holders thereof to dividends from the date of issuance of the Series D Preferred Stock on terms that are equivalent to the terms of the Sovereign SBLF Preferred Stock issued and outstanding immediately prior to such exchange, taken as a whole. Subject to the receipt of regulatory approval, we expect to redeem the Series D Preferred Stock in the third quarter of 2017. These regulatory approvals may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the Liberty Merger that are burdensome, not anticipated or cannot be met.

        Our board of directors has the authority to determine the preferences, limitations and relative rights of the Series D Preferred Stock and any future shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our common stock at a premium over the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

         The holders of our debt obligations will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up of us and with respect to the payment of interest and preferred dividends.

        As of June 30, 2017, we had approximately $5.0 million outstanding in aggregate principal amount of subordinated promissory notes held by investors, and $3.1 million of junior subordinated debentures issued to a statutory trust that, in turn, issued $3.0 million of trust preferred securities. In addition, Sovereign had $8.6 million of junior subordinated debentures issued to a statutory trust that, in turn, issued $8.4 million of trust preferred securities, which we assumed in the Sovereign Merger. In the future, we may incur additional indebtedness. Upon our liquidation, dissolution or winding up, holders of our common stock will not be entitled to receive any payment or other distribution of assets until after all of our obligations to our debt holders have been satisfied and holders of trust preferred securities have received any payment or distribution due to them. In addition, we are required to pay interest on our outstanding indebtedness before we pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

         We do not intend to pay cash dividends on our common stock, and consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

        We have never declared or paid any cash dividends to holders of our common stock and do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if you sell your common stock at a price greater than you paid for it.

        Payments of future dividends, if any, is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal or contractual limitations on our ability to pay dividends and other factors our board of directors may deem relevant. As a bank holding company, our ability to pay dividends is also affected by the policies and enforcement powers of the Federal Reserve, and any future payment of dividends will be dependent upon Veritex Bank's ability to make distributions and payments to us as our principal source of funds to pay such dividends. Veritex Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to us. In addition, we may in the future enter into borrowing or other contractual arrangements that restrict our ability to pay dividends.

         We are dependent upon Veritex Bank for cash flow, and Veritex Bank's ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

        Our primary asset is Veritex Bank. As such, we depend upon Veritex Bank for cash distributions through dividends on Veritex Bank's stock to pay our operating expenses and satisfy our obligations, including debt obligations. There are numerous laws and banking regulations that limit Veritex Bank's ability to pay dividends to us. If Veritex Bank is unable to pay dividends to us, we will not be able to satisfy our obligations. U.S. federal and state statutes and regulations restrict Veritex Bank's ability to make cash distributions to us. These statutes and regulations require, among other things, that Veritex Bank maintain certain levels of capital in order to pay a dividend. Further, U.S. federal and state banking authorities have the ability to restrict Veritex Bank's payment of dividends through supervisory action.

         For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

        We are classified as an "emerging growth company" under the JOBS Act. For as long as we are an emerging growth company, unlike other public companies, we will not be required to, among other things: (i) provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, (ii) comply with any new requirements proposed by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosure regarding executive compensation required of larger public companies; (iv) hold nonbinding advisory votes on executive compensation; or (v) obtain shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of our initial public offering, which was completed in October 2014, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a 3-year period.

         The requirements of being a public company, including compliance with the reporting requirements of the both Exchange Act and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management.

        We completed our initial public offering in October 2014. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We also incur costs associated with our public company reporting requirements and with corporate governance requirements, including requirements under Sarbanes-Oxley, the NASDAQ rules and the rules implemented by the SEC. These rules and regulations have increased our legal and financial compliance costs and make some activities more time-consuming and costly. These rules and regulations also make it more difficult and more expensive for us to obtain director and officer liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

         Certain provisions of our corporate organizational documents and federal and state laws to which we are subject could have an anti-takeover effect and may delay, make more difficult or prevent an attempted acquisition that you may favor.

        Certain provisions of our corporate organizational documents and applicable U.S. federal and state laws could have an anti-takeover effect and may delay, discourage or prevent an attempted acquisition or change of control. These provisions of our corporate organizational documents may include, but are not limited to:

  •
  a provision requiring the vote of the holders of at least four-fifths (4/5ths) of our shares entitled to vote in order to remove a director for cause; and

  •
  a provision that any special meeting of our shareholders may be called only by a majority of our board of directors, our Chairman, our President or a holder or group of holders of at least 10.0% of our shares entitled to vote.

        Our amended and restated certificate of formation does not provide for cumulative voting for directors and authorizes our board of directors to issue shares of preferred stock without shareholder approval and upon such terms as our board of directors may determine. The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in us. In addition, certain provisions of Texas corporate law, including a provision which restricts certain business combinations between a Texas corporation and certain affiliated shareholders, may delay, discourage or prevent an attempted acquisition or change in control.

        Furthermore, U.S. banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect "control" of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 (the "BHC Act"), and the Change in Bank Control Act. These laws could delay, discourage or prevent an acquisition.

         Shareholders may be deemed to be acting in concert or otherwise in control of us, which could impose notice, approval and ongoing regulatory requirements upon them and result in adverse regulatory consequences for such holders.

        We are a bank holding company regulated by the Federal Reserve. U.S. Banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect "control" of an FDIC-insured depository institution or a company that controls an FDIC-insured depository institution, such as a bank holding company. These laws include the BHC Act and the Change in Bank Control Act. The determination as to whether an investor "controls" a depository institution or holding company is based on all of the facts and circumstances surrounding the investment.

        As a general matter, a party is deemed to control a depository institution or other company if the party: (i) owns or controls 25.0% or more of any class of voting stock of the bank or other company; (ii) controls the election of a majority of the directors of the bank or other company; or (iii) has the power to exercise a controlling influence over the management or policies of the bank or other company. In addition, subject to rebuttal, a party may be presumed to control a depository institution or other company if the investor owns or controls 10.0% or more of any class of voting stock.

Ownership by affiliated parties, or parties acting in concert, is typically aggregated for these purposes. "Acting in concert" generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement. The manner in which this definition is applied in individual circumstances can vary and cannot always be predicted with certainty.

        Any shareholder that is deemed to "control" us for regulatory purposes would become subject to notice, approval and ongoing regulatory requirements and may be subject to adverse regulatory consequences. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

         An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

        An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described in this prospectus supplement. As a result, if you acquire our common stock, you could lose some or all of your investment.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $49.0 million, or approximately $56.4 million if the underwriters exercise in full their option to purchase additional shares, in each case after deducting underwriting discounts and commissions and our estimated offering expenses.

        We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Liberty Merger and for other general corporate purposes, including to support our continued growth, including investments in our bank subsidiary and future strategic acquisitions. This offering is not conditioned on, and is expected to be consummated before, the closing of the Liberty Merger.

        Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2017:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect to the closing of the Sovereign Merger, and our issuance of 5,117,647 shares of our common stock and 24,5000 shares of Series D Preferred Stock at the closing of the Sovereign Merger; and

  •
  on a pro forma as adjusted basis to reflect the sale of 1,987,000 shares of our common stock offered by us at the public offering price of $26.25 per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters' option to purchase additional shares from us is not exercised).

        This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under "Use of Proceeds" included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement. This table does not present our expected capitalization following the consummation of the Liberty Merger, including the payment of the Merger consideration. This offering is not conditioned on, and is expected to be consummated before, the closing of the Liberty Merger. There can be no assurance that the Liberty Merger will be completed. See "Recent Developments—Pending Merger with Liberty Bancshares, Inc." Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Liberty Merger.

	As of June 30, 2017
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share data)
Other borrowings:
Junior subordinated debentures(1)	$3,093	$11,702	11,702
Subordinated notes	4,946	4,946	4,946
Stockholders' equity:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized; no shares issued and outstanding, actual; no shares issued and outstanding, pro forma; and 24,500 shares of Series D Preferred Stock issued and outstanding, pro forma as adjusted(2)	—	24,500	24,500
Common stock, $0.01 par value per share, 75,000,000 shares authorized; 15,233,010 shares issued and outstanding, actual; 20,350,657 shares issued and outstanding, pro forma; and 22,337,657 shares issued and outstanding, pro forma as adjusted	152	203	223
Additional paid-in capital	211,901	347,321	396,282
Retained earnings	36,003	35,033	35,033
Accumulated other comprehensive income (loss)	(175)	(175)	(175)
Unallocated employee stock ownership plan shares	(209)	(209)	(209)
Treasury stock, shares at cost	(70)	(70)	(70)

Total stockholders' equity	$247,602	$406,603	455,584

Total capitalization	$255,641	$423,251	472,232

(1)
Consists of debt issued in connection with our trust preferred securities and, for pro forma as adjusted, debt issued in connection with Sovereign's trust preferred securities that we assumed in connection with the Sovereign Merger.

(2)
Consists of 24,500 shares of our Series D Preferred Stock issued in connection with the Sovereign Merger in exchange for the like number of shares of Sovereign SBLF Preferred Stock.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock trades on NASDAQ under the symbol "VBTX." The table below sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on NASDAQ for the two most recent fiscal years and the interim period.

Quarter	High	Low
2017
Third Quarter(1)	$28.16	$25.91
Second Quarter	$28.77	$25.08
First Quarter	$29.43	$24.55
2016
Fourth Quarter	$27.77	$15.46
Third Quarter	$17.48	$13.91
Second Quarter	$16.25	$14.35
First Quarter	$17.00	$12.35
2015
Fourth Quarter	$17.75	$15.20
Third Quarter	$17.95	$14.13
Second Quarter	$15.40	$13.16
First Quarter	$16.03	$12.05

(1)
For the period from July 1, 2017 through July 31, 2017.

        On July 31, 2017, the closing price of our common stock on NASDAQ was $26.65 per share. As of July 31, 2017, we had approximately 148 holders of record of our common stock. This number excludes owners for whom common stock may be held in "street" name.

 DIVIDEND POLICY

        We have never declared or paid any cash dividends to holders of our common stock and do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, for use in our business. Payments of future dividends, if any, is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal or contractual limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

        As a bank holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve. In addition, because we are a holding company, we are dependent upon the payment of dividends by Veritex Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. Veritex Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. See "Business—Regulation and Supervision—Regulatory Limits on Dividends and Distributions" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement, and the accompanying base prospectus. In addition, we may in the future enter into borrowing or other contractual arrangements that restrict our ability to pay dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following discussion is a general summary of the material U.S. federal income tax consequences to "non-U.S. holders" (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS") in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactively effect, which could affect the U.S. federal income tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a non-U.S. holder's acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.

        This discussion is limited to non-U.S. holders who purchase and hold our common stock as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the impact of the unearned income Medicare contribution tax or the alternative minimum tax) that may be applicable to investors in light of their particular circumstances, and does not address any state, local, foreign, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as estate and gift tax laws). In addition, this discussion does not address U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax, including, but not limited to:

  •
  a U.S. expatriate;

  •
  a person holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment;

  •
  a bank, an insurance company, or a financial institution;

  •
  a real estate investment trust or a regulated investment company;

  •
  a broker, a dealer or trader in securities or currencies;

  •
  a "controlled foreign corporation," a "passive foreign investment company," or a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  a pass-through entity for U.S. federal income tax purposes or an investor in a pass-through entity for U.S. federal income tax purposes;

  •
  a tax-exempt organization or a governmental organization;

  •
  a person deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  a person who acquired our common stock pursuant to the exercise of any employee stock options or otherwise as compensation; and

  •
  a tax-qualified retirement plan.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your independent tax advisors as to the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of our common stock.

        THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes:

  •
  an entity or arrangement treated as a partnership;

  •
  an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents of the United States);

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under the Code have the authority to control all substantial decisions of the trust, and (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person as defined under the Code.

Distribution on common stock

        We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, in general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current and accumulated earnings and profits as determined under the Code, and may be subject to tax as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the non-U.S. holder's basis in the common stock and, to the extent such portion exceeds the non-U.S. holder's basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under "—Disposition of Common Stock." Any distribution described in this paragraph would also be subject to the discussion below under "—Information Reporting and Backup Withholding" and "—Additional withholding and reporting requirements under FATCA."

        Subject to the discussion below on backup withholding and foreign accounts, any dividends paid to you as a non-U.S. holder of our common stock that are not effectively connected with your trade or business within the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividends (or if you are eligible for the benefits of an income tax treaty and certain certification requirements are satisfied, at the lower rate specified by such applicable income tax treaty). A non-U.S. holder who wishes to claim the benefit of an applicable treaty and avoid backup withholding (as discussed below) for dividends will be required to (a) complete IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable successor forms) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established and certify under penalty of perjury that such non-U.S. holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. A non-U.S. holder for our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld under these rules by timely filing an appropriate claim for refund, together with the required information, with the IRS.

        Subject to the discussion below on backup withholding and withholding on certain foreign accounts, any dividends paid to a non-U.S. holder that are effectively connected with the holder's trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides us or our paying agent with a valid IRS Form W-8ECI (or other applicable successor form) properly certifying such exemption and containing the non-U.S. holder's taxpayer identification number. Instead, such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person under the Code, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, such non-U.S. holder may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30%, or such lower rate if specified by an applicable income tax treaty, on its effectively connected dividends received.

Disposition of Common Stock

        Subject to the discussions below regarding backup withholding and withholding under the Foreign Account Tax Compliance Act ("FATCA"), a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the disposition of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  we are or have been a United States real property holding corporation, or a "USRPHC," for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder's holding period with respect to the applicable shares of our common stock (the "relevant period") and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of our common stock at any time during the relevant period. We believe we are not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in a trade or business.

        A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder was a United States person as defined under the Code. A non-U.S. holder that is a foreign corporation also may, under certain circumstances, be subject to a

"branch profits tax" at a rate of 30%, or such lower rate if specified by an applicable income tax treaty, on such effectively connected gains.

        An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax, or such lower rate if specified by an applicable income tax treaty, on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the individual non-U.S. holder (even though the individual is not considered a resident of the United States) provided the individual non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        A non-U.S. holder described in the third bullet point above, will be subject to the U.S. federal income tax under the regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the non-U.S. holder were a United States person as defined under the Code, except that the "branch profits tax" will not apply. However, we believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the non-U.S. holder's country of residence.

        A non-U.S. holder will be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder unless the non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code, or other establishes an exemption in the manner described above. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied.

        Depending on the circumstances, information reporting and backup withholding may apply to the proceeds from the disposition of our common stock, unless the non-U.S. holder certifies under penalty of perjury that it is a not a United States person as defined under the Code, or other establishes an exemption in the manner described above and neither we nor our paying agent have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting will apply in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

  •
  a "United States person" for U.S. federal income tax purposes;

  •
  a "controlled foreign corporation" for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

  •
  a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

        Information reporting will apply unless the broker has documentary evidence in its files that the owner is not a United States person and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a "United States person" for U.S. federal income tax purposes.

        U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding and Reporting Requirements Under FATCA

        Subject to certain exceptions, FATCA generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and the gross proceeds from the disposition after December 31, 2018, of our common stock paid, to a "foreign financial institution" (as specifically defined under these rules) (regardless of whether the foreign financial institution holds such common stock for its own account or as an intermediary), unless such institution (i) enters into an agreement with the U.S. government and complies with such agreement or (ii) registers with the Internal Revenue Services and complies with an applicable intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA") or any foreign law implementing an applicable IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners).

        In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and the gross proceeds from the disposition after December 31, 2018, of our common stock paid, to a non-financial foreign entity, unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes.

        Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

UNDERWRITING

        We have entered into an underwriting agreement, dated August 2, 2017, with Stephens Inc., as representative of the underwriters named below (the "Representative"). Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Stephens Inc.	1,589,600
Piper Jaffray & Co.	397,400

Total	1,987,000

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have granted to the underwriters an option to purchase up to 298,050 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.

Underwriting Discount

        The underwriters propose to initially offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement. If all of the shares of our common stock are not sold at the public offering price, the Representative may change the public offering price and the other selling terms.

        The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. The aggregate amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock.

	Per Share	Total No Exercise	Full Exercise
Public offering price	$26.2500	$52,158,750.00	$59,982,562.50
Underwriting discount	$1.3125	$2,607,937.50	$2,999,128.12
Proceeds to us, before expenses	$24.9375	$49,550,812.50	$56,983,434.38

        We estimate that our total offering expenses, excluding the underwriting discount, will be approximately $570 thousand. We have also agreed to reimburse the underwriters for certain of their offering expenses, including their FINRA counsel fee. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Lock-Up Agreements

        During the Lock-up Period, we, and each of our executive officers and directors, have agreed, without the prior written consent of the Representative, not to:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open "put equivalent position" within the meaning of Exchange Act Rule 16a-1(h), or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file or cause to be filed any registration statement relating to any of the restricted activities;

  •
  enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether the swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

  •
  publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

        These restrictions are expressly agreed to in order to preclude us and our executive officers, directors and certain of our shareholders, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions. The Representative may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

        Notwithstanding the foregoing restrictions, the underwriters have expressly permitted SunTx and SunTx's affiliates to adopt and implement during the Lock-up Period a trading plan to sell or dispose of our common stock pursuant to Rule 10b5-1 of the Exchange Act. Ned N. Fleming, III is a member of our board of directors and serves as the Managing Partner of SunTx Capital Partners, which together with its affiliates has shared power to vote and dispose of the shares of our common stock held by SunTx.

Nasdaq Listing

        Our common stock is listed on NASDAQ under the symbol "VBTX".

Indemnity

        We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Stabilization Transactions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a short position that may be either a covered short position or a naked short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares described above. The underwriters also may sell shares in excess of their option to purchase additional shares, creating a naked short position to the extent of the excess. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

        These transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Passive Market Making

        In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Prospectus Delivery

        A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Notice to Investors

United Kingdom

        Each of the underwriters has represented and agreed that:

  •
  it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended ("FSMA"), except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Conduct Authority;

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  •
  it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each referred to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the Relevant Implementation Date, it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in such Relevant Member State; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  •
  it is a qualified investor as defined in the Prospectus Directive; and

  •
  in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of the provisions in the two immediately preceding paragraphs, the expression an "offer of the securities to the public" in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

Other Considerations

        It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

        The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financial services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. Stephens Inc. is currently acting as our financial advisor in connection with the Liberty Merger.

 LEGAL MATTERS

        The validity of our common stock offered by this prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Austin, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

        The audited consolidated financial statements of Veritex Holdings, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited consolidated financial statements of Sovereign Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015, which are incorporated by reference into this prospectus supplement, have been so incorporated by reference in reliance upon the report of RSM US LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read, free of charge, and copy, at the prescribed rates, any document we file with or furnish to the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public on the SEC's Internet website at www.sec.gov. Our Internet website address is www.veritexbank.com, and we make our periodic reports and other information file with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. You should not assume that the information in this prospectus supplement is current as of any date other than the date of this prospectus supplement or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, filed with the SEC on April 27, 2017, and July 25, 2017, respectively;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on April 7, 2017, April 25, 2017, May 16, 2017, May 19, 2017, July 7, 2017, July 20, 2017 and August 1, 2017 (in each case, other than information that is furnished but deemed not to have been filed);

  •
  our Current Report on Form 8-K, filed with the SEC on August 1, 2017 which includes the Audited Consolidated Financial Statements of Sovereign as of and for the years ended December 31, 2016 and 2015, the Unaudited Consolidated Financial Statements of Sovereign as of and for the six months ended June 30, 2017 and June 30, 2016; and

  •
  the description of our common stock contained in our Form 8-A filed with the SEC on October 8, 2014, including any amendment to that form that we may file with the SEC in the future for the purpose of updating the description of our common stock.

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus supplement. Requests for such documents should be directed to:

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
Attention: Corporate Secretary

PROSPECTUS

Veritex Holdings, Inc.

$150,000,000

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

        By this prospectus, Veritex Holdings, Inc. may offer from time to time:

  •
  debt securities of one or more series;

  •
  shares of its common stock;

  •
  shares of one or more series of its preferred stock;

  •
  warrants to purchase our securities; and

  •
  units of our securities.

        When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

        Our common stock is listed for trading on the NASDAQ Global Market under the symbol "VBTX." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.

        This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The offered securities are not savings accounts, deposits or other obligations of any bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 25, 2015.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration statement, we may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, subordinated debt securities of one or more series, warrants to purchase our securities and unit purchase agreements as described in this prospectus and an applicable prospectus supplement.

        Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement as it will control. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" or incorporated herein by reference as described under the heading "Incorporation of Certain Documents by Reference."

        References in this prospectus to "our Company," "we," "us" and "our" are to Veritex Holdings, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and unit purchase agreements we may offer as "offered securities."

 ABOUT VERITEX HOLDINGS, INC.

        Veritex Holdings, Inc. is a Texas corporation headquartered in Dallas, Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. Through our wholly-owned subsidiary, Veritex Community Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals.

        Our principal executive offices are located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Our website is www.veritexbank.com. References to our website are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Forward-looking statements included in this prospectus or the documents incorporated by reference herein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

  •
  risks related to the concentration of our business within the Dallas metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas metropolitan area;

  •
  our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

  •
  risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

  •
  our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

  •
  our ability to retain executive officers and key employees and their customer and community relationships;

  •
  risks associated with our limited operating history and the relatively unseasoned nature of a significant portion of our loan portfolio;

  •
  market conditions and economic trends nationally, regionally and particularly in the Dallas metropolitan area and Texas;

  •
  risks related to our strategic focus on lending to small to medium-sized businesses;

  •
  the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

  •
  risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

  •
  risks associated with our nonfarm nonresidential and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

  •
  potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

  •
  risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

  •
  our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

  •
  changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

  •
  potential fluctuations in the market value and liquidity of our investment securities;

  •
  the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

  •
  our ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;

  •
  risks associated with fraudulent and negligent acts by our customers, employees or vendors;

  •
  our ability to keep pace with technological change or difficulties when implementing new technologies;

  •
  risks associated with system failures or failures to prevent breaches of our network security;

  •
  risks associated with data processing system failures and errors;

  •
  our actual cost savings resulting from the acquisition of IBT Bancorp are less than expected, we are unable to realize those cost savings as soon as expected or we incur additional or unexpected costs;

  •
  our revenues after the IBT Bancorp acquisition are less than expected;

  •
  potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

  •
  the institution and outcome of litigation and other legal proceeding against us or to which we become subject;

  •
  our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

  •
  the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

  •
  governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System;

  •
  our ability to comply with supervisory actions by federal and state banking agencies;

  •
  changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverage; and

  •
  systemic risks associated with the soundness of other financial institutions.

        Other factors not identified above, including those described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K (our "Latest Form 10-K") and in any of our Quarterly

Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. You should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

 RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our Latest Form 10-K under the heading "Risk Factors" as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may also include updated or additional disclosure about risk factors in an applicable prospectus supplement under the heading "Risk Factors." Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

 RATIO OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

        The following table presents the ratio of our combined fixed charges and preferred stock dividends to earnings for the periods indicated.

	Nine Months Ended September 30, 2015	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Excluding interest on deposits	11.80	8.14	7.51	2.72	1.15	(10.34)
Including interest on deposits	4.10	3.24	2.73	1.57	1.05	(2.31)

        For purposes of computing this ratio (i) earnings consists of income before income taxes plus fixed charges and preferred stock dividends, (ii) fixed charges and preferred stock dividends, excluding interest on deposits, includes interest expense (other than on deposits), preferred stock dividends and the estimated portion of rental expense attributable to interest, and (iii) fixed charges and preferred stock dividends, including interest on deposits, includes all interest expense, preferred stock dividends and the estimated portion of rental expense attributable to interest.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

  •
  maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

  •
  contributions of capital to Veritex Community Bank to support Veritex Community Bank's growth, enabling it to continue to satisfy its regulatory capital requirements;

  •
  financing of acquisitions of financial institutions; and

  •
  refinancing, reduction or repayment of debt.

        The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

        Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information" below.

        We may offer and sell from time to time, in one or more offerings, the following:

  •
  our debt securities of one or more series, which debt securities may be our senior, unsecured debt securities or our subordinated, unsecured debt securities;

  •
  shares of our common stock;

  •
  shares of one or more series of our preferred stock;

  •
  warrants, which may be exercisable for debt securities, common stock or preferred stock; and/or

  •
  unit purchase agreements to which investors would acquire units of two or more of the foregoing securities.

 DESCRIPTION OF DEBT SECURITIES

General

        We may issue senior debt securities and subordinated debt securities, which in each case will be unsecured, direct, general obligations of our Company.

        The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under "—Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading "Description of Debt Securities," we may refer to the senior debt securities and the subordinated debt securities collectively as the "debt securities." The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

        We will issue senior debt securities under a senior debt indenture and issue subordinated debt securities under a subordinated debt indenture, which indentures will be, in each case, between us and U.S. Bank National Association, in its capacity as the indenture trustee. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an "indenture" and collectively as the "indentures." The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of our Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers' certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

        The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act" and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.

        The descriptions under the heading "Description of Debt Securities" relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of the form of each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers' certificate establishing a series of debt securities and setting the respective series' terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

        The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

        Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

        We intend for the debt securities of each subordinated debt series to have such terms and conditions as will permit the subordinated debt securities that we issue and sell to investors to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies. As a result, the subordinated debt securities of each subordinated debt series will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders of the subordinated debt securities to accelerate payment of principal of, or interest on, any of the subordinated debt securities only upon the occurrence of any event other than our bankruptcy.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

        The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

  •
  the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities of such series that may be issued;

  •
  if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

  •
  the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;

  •
  the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

  •
  the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

  •
  the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

  •
  the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

  •
  with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;

  •
  prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

  •
  our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

  •
  affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

  •
  any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

  •
  whether the debt securities of the series will be issued in certificated or book-entry form;

  •
  the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;

  •
  if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the

  •
  security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

  •
  the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

  •
  the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

  •
  whether the debt securities of the series can be converted into or exchanged for other securities of our Company, and the related terms and conditions;

  •
  in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

  •
  whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock, preferred stock and/or warrants;

  •
  any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

  •
  any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

        Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

        We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount, or OID, securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are described in this prospectus and will be supplemented in the applicable prospectus supplement.

        Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.

        Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        For purposes of the descriptions under the heading "Description of Debt Securities," "subsidiary" means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as "voting equity securities"), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, "voting equity securities" means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Interest and Interest Rates

General

        In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Dallas, Texas.

Fixed Rate Debt Securities

        If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

        If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

        The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by New York law as that law may be modified by United States law of general application.

        The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.

        If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

        The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.

        All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent's determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

        So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:

  •
  any calculation agent is unable or unwilling to act;

  •
  any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

  •
  we propose to remove any calculation agent.

Ranking

Senior Debt Securities

        The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series.

Subordinated Debt Securities

        As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of our Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of our Company may recover more of the indebtedness of our Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of our Company.

        The supplemental indenture, board resolution or board resolution and related officers' certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of our Company, including senior debt securities.

        As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

        "Senior indebtedness" under the subordinated debt indenture means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  •
  our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

  •
  our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

  •
  our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

  •
  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

  •
  obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

  •
  all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and

  •
  deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

        However, "senior indebtedness" excludes:

  •
  any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

  •
  any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

  •
  the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

        As used above, the term "purchase-money obligations" means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

        The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

        Because our Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Veritex Community Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Veritex Community Bank limit the payment of dividends and other distributions by Veritex Community Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of the our subsidiaries, because any right of our Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's secured and unsecured creditors. If our Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by our Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Veritex Community Bank would be subordinate in right of payment to deposits and to other indebtedness of Veritex Community Bank.

Unsecured Obligations

        Our senior debt securities and subordinated debt securities will be unsecured.

Conversion or Exchange of Debt Securities

        The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.

Redemption of Securities

        We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.

        Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; whether the redemption is for a sinking fund; the CUSIP number applicable to the debt securities to be redeemed; and if all or a portion of the redemption price is to be paid in cash or common stock or other securities or property, a statement whether the Company has elected to pay the redemption price in cash or common stock or other securities and, if applicable, the portion of such payment.

        At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

        If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Payment and Paying and Transfer Agent

        We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or DTC, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Dallas, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

        Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

  •
  any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

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  DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We will maintain an office or agency in Dallas, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. U.S. Bank National Association, the trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

        The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See "Book Entry Issuance."

Denomination, Payment, Registration and Transfer

        Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.

        Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If we redeem the debt securities of any series, neither we nor any trustee will be required to:

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  issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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  register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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  issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

        Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

        An investor should be aware that when debt securities are issued in the form of global securities:

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  the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;

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  the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;

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  the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

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  the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

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  the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security; and

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  the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

        The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor's bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Merger, Consolidation or Sale of Assets

        We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

          (1)   either:

    •
    our Company is the continuing entity; or

    •
    the successor entity, if other than our Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and

          (2)   immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

        The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

        Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

        Any covenants of our Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.

        Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:

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  incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or

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  paying dividends or making other distributions on our capital stock; or

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  purchasing or redeeming our capital stock; or

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  creating any liens on our property for any purpose.

Events of Default; Right to Accelerate

        Senior Debt Securities. Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers' certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:

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  failure to pay any installment of interest payable on any senior debt security of the series for 30 days;

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  failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

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  default in making any sinking fund payment when due, for any senior debt security of the series;

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  default in the performance or breach of any other covenant or warranty of our Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

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  the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

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  if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

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  default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

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  any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

        If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

        Subordinated Debt Securities. Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers' certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:

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  failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;

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  failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

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  default in making any sinking fund payment when due, for any subordinated debt security of the series;

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  default in the performance or breach of any other covenant or warranty of our Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

  •
  the entry of a decree or order for relief in respect of our Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

  •
  if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

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  such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

        If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the subordinated debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

        We may offer subordinated debt securities of a series that we intend to qualify as "Tier 2 capital" under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as "Tier 2 capital," the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as "Tier 2 capital" will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as "Tier 2 capital," neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as "Tier 2 capital", the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as "Tier 2 capital" and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness

        If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as "Tier 2 capital," the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action

        The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.

Limitations on Suits by Holders

        No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:

  •
  such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

  •
  the holders of not less than 25% in aggregate principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

  •
  such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

  •
  the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities.

        In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

  •
  in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

  •
  in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

        The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

        Subject to the trustee's duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

        Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

        Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

  •
  except as described in the prospectus supplement relating to such debt security:

  •
  extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;

  •
  reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

  •
  extend the time of payment of interest on any debt security;

  •
  change any of the conversion, exchange or redemption provisions of any debt security;

  •
  change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

  •
  modify the ranking or priority of the securities;

  •
  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

        We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

  •
  to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

  •
  to secure the debt securities of any series issued under the indenture;

  •
  to establish the form or terms of debt securities of any series to be issued under the indenture;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

  •
  to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;

  •
  to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

  •
  to conform any provision in the indenture to the requirements of the Trust Indenture Act;

  •
  to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture, or

  •
  in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

  •
  In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

  •
  the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

        We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

        If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:

  •
  defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

  •
  covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:

  •
  we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

  •
  no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;

  •
  the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

  •
  certain other provisions set forth in the applicable indenture are met;

  •
  we will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

  •
  in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under "—Ranking—Subordinated Debt Securities," would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

        In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

        In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

        A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

        U.S. Bank National Association, is the trustee under the indentures and, unless otherwise provided in a prospectus supplement relating to the offer of debt securities of a particular series, will also initially be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus. The trustee is a national banking association with offices in Dallas, Texas. From time to time, we may enter into banking or other relationships with the trustee or its affiliates.

        The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See "—Limitations on Suits" and "—Notice of Defaults" for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

        The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.

        If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Governing Law

        The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

General

        The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

        We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect as of the completion of this offering). The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our amended and restated certificate of formation and bylaws. Our amended and restated certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2 to the registration statement of which this prospectus is a part, and we encourage you to read those documents.

        Our amended and restated certificate of formation authorizes us to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 8,000 shares are designated as Series C preferred stock. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Voting Rights

        Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Dividend Rights

        Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.

Other

        Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "VBTX."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York NY 10004.

Business Combinations under Texas Law

        A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

        We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an "affiliated shareholder." For purposes of this law, an "affiliated shareholder" is generally defined as the holder of 20% or more of the corporation's voting shares, for a period of three years from the date that person became an affiliated shareholder. The law's prohibitions do not apply if:

  •
  the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

  •
  the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

        We have more than 100 shareholders and are considered to be an "issuing public corporation" for purposes of this law. The Texas Business Combination Law does not apply to the following:

  •
  the business combination of an issuing public corporation: where the corporation's original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

  •
  a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

  •
  a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

  •
  a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares of the corporation.

        Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Veritex, even if that event would be beneficial to our shareholders.

Action by Written Consent

        Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation's shareholders. Our amended and restated certificate of formation provides for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

        Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

  •
  authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

  •
  a requirement that directors only be removed from office for cause and only upon the affirmative vote of the holders of four fifths (4/5) of the outstanding shares of our common stock;

  •
  a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

  •
  a provision that any special meeting of our shareholders may be called only by a majority of the board of directors, the Chairman, the President or a holder or group of holders of at least 10.0% of our shares entitled to vote at the meeting;

  •
  no provision providing for the cumulative voting in the election of directors; and

  •
  a limitation on the ability of shareholders to call special meetings to those shareholders owning at least 10% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

        Our amended and restated certificate of formation will provide that our directors and officers will be indemnified by us to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of formation will provide that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.

        We have entered into indemnification agreements with our officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such officers and directors will reimburse us for all advancements paid if a final judicial determination is made that such officer or director is not entitled to indemnification under applicable law or regulation.

 DESCRIPTION OF PREFERRED STOCK

        The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, as amended, and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See "Where You Can Find More Information" for additional information.

General

        We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of July 31, 2015, 8,000 shares of our Series C preferred stock were issued and outstanding in connection with our participation in the U.S. Treasury's Small Business Lending Fund-Securities program. The issuance was pursuant to the SBLF program, a fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small business by providing capital to qualified community banks.

        Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company.

Terms of the Preferred Stock That We May Offer and Sell to You

        You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

  •
  the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

  •
  the number of shares of the series of preferred stock being offered;

  •
  the number of shares of preferred stock included in that series of preferred stock;

  •
  the liquidation preference per share of the preferred stock of such series;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

  •
  whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

  •
  the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

  •
  the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

  •
  the provisions for redemption, if applicable, of the shares of preferred stock being offered;

  •
  any listing of the shares of preferred stock being offered on any securities exchange or market;

  •
  the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

  •
  voting rights, if any, of the shares of preferred stock being offered;

  •
  a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

  •
  the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

  •
  any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of our Company; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

        We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

        If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

  •
  the offering price;

  •
  in the case of warrants for common stock, the total number of shares that can be purchased if a holder of the warrants exercises them, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased if a holder of the warrants exercises them and, in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;

  •
  the designation and terms of any series of debt securities, common stock or preferred stock with which the warrants are being offered and the number of warrants offered with each debt security, share of common stock or share of preferred stock;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related securities;

  •
  in the case of warrants for common stock or preferred stock, the price at which the common stock or preferred stock may be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased if a holder of the warrants exercises them;

  •
  the date on which the right to exercise the warrants begins and the date on which the right expires;

  •
  any material United States federal income tax consequences relevant to the warrants; and

  •
  any other terms of the warrants.

        Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of such warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities, number of shares of common stock or number of shares of preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

        If a holder of warrant complies with the procedures described above, their warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After a holder of warrants has completed those procedures, we will, as soon as practicable, issue and deliver to the holder the debt securities, common stock or preferred stock that the holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to the holder a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the common stock;

  •
  if we subdivide, reclassify or combine the common stock;

  •
  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

  •
  if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

  •
  any other event described in the applicable prospectus supplement.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the common stock;

  •
  a consolidation, merger or share exchange involving us; or

  •
  a sale or conveyance to another corporation of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

 DESCRIPTION OF UNIT PURCHASE AGREEMENTS

        Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:

  •
  debt securities of one or more series;

  •
  one or more series of preferred stock;

  •
  warrants; or

  •
  common stock;

which may secure the holders' obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE

        If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a "global security." Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person's interest in the global securities except as set forth under "—Certificated Debt Securities" below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

        Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

        We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the

        New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participating organizations, referred to as "direct DTC participants," deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as "indirect DTC participants" and together with direct DTC participants, referred to as "DTC participants," such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

        Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC's records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC's records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

        The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants' accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC's current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

        Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under "—Certificated Debt Securities" below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

        Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

  •
  we decide to discontinue the book-entry system; or

  •
  an event of default has occurred and is continuing with respect to the applicable debt securities.

        If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

 PLAN OF DISTRIBUTION

        The Company may sell the offered securities:

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  directly to purchasers,

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  through agents,

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  through dealers,

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  through underwriters,

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  directly to its stockholders, or

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  through a combination of any of these methods of sale.

        The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the proceeds to the from the sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

        The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed,

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  at market prices prevailing at the time of sale,

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  at prices related to the prevailing market prices, or

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  at negotiated prices.

        The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.

        If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

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  the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

  •
  if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.

        The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

        Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

        Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, the Company in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Market under the symbol "VBTX," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
NASDAQ Stock Market, Inc. Global Market One Liberty Plaza 165 Broadway New York, NY 10006
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.veritexbank.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
Attention: Corporate Secretary

        The information contained on our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means:

  •
  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-36682). These documents contain important information about us:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 27, 2015, that is incorporated by reference in that Annual Report on Form 10-K;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 4, 2015;

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  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 31, 2015;

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  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on October 30, 2015;

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  our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on May 18, 2015 and July 1, 2015 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

  •
  the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on October 8, 2014, and any other amendment or report filed for the purposes of updating such description.

        We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See "Where You Can Find More Information."

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

 VALIDITY OF THE SECURITIES

        Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements as of and for the years ended December 31, 2014 and 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements for the year ended December 31, 2012 incorporated by reference in this prospectus have been audited by JonesBaggett LLP, an independent registered public accounting firm, who merged with Whitley Penn LLP, an independent registered public accounting firm, as of November 1, 2014, as stated in their report incorporated by reference herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,987,000 Shares

Veritex Holdings, Inc.

Common Stock

Prospectus Supplement

Sole Bookrunner

Stephens Inc.

Co-Manager

Piper Jaffray

August 2, 2017